EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Form SB-2 Registration Statement of People's Liberation, Inc., in connection with the registration of 1,460,000 shares of common stock as filed with the SEC on November 28, 2007, of our report dated March 2, 2007 relating to our audits of the consolidated financial statements, appearing in the Prospectus which is part of such Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Grobstein, Horwath & Company LLP

/s/ Grobstein, Horwath & Company LLP
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Sherman Oaks, California
November 28, 2007